DCAP GROUP RECEIVES APPROVAL FOR
                         NASDAQ SMALL CAP MARKET LISTING

Hewlett, NY- October 4, 2004 - DCAP Group, Inc. (OTC BB: DCAP.OB), the largest chain of independent storefront insurance agencies in the Northeast, is pleased to announce the approval of its NASDAQ Small Cap Market listing application. The company's common stock is scheduled to begin trading on the NASDAQ Small Cap Market on October 7, 2004 under the symbol "DCAP". The company's common stock currently trades on the OTC Bulletin Board under the symbol "DCAP.OB".

"We are excited by the approval of our listing on The NASDAQ Stock Market," said Barry B. Goldstein, Chairman and Chief Executive Officer. "This is a significant milestone for DCAP. We believe that it will serve to provide our stockholders with a more liquid and efficient market in which to trade our shares, broaden our base of potential investors and increase our visibility in the financial community."

The NASDAQ Small Cap Market listing is subject to compliance with all applicable NASDAQ marketplace rules and requirements.

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About DCAP Group:

DCAP Group, Inc. is the largest chain of independent storefront insurance agencies in the Northeast. DCAP is focused on building the business into a community-based, vertically integrated one-stop financial services center. The Company offers several services to its retail customers at the most competitive rates with a complete portfolio of insurance and related products and services, including premium financing. DCAP currently provides car, motorcycle, homeowner, business and life insurance products from a number of major carriers. The Company also offers tax return preparation services. The Company's storefront agencies are located throughout the New York City metropolitan area and upstate New York as well as in New Jersey and Pennsylvania. More information is available at the Company's website at www.dcapgroup.com.

Forward Looking Statements: Statements in this press release, other than purely historical information, including those contained in the comments above by Barry
B.  Goldstein  and  the  comments  regarding  the  Company's  future  plans  and objectives and expected operating results, and statements of the assumptions underlying such statements, constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements contained herein are based on certain assumptions that may not be correct. They are subject to all of the risks and uncertainties incident to the Company's business that are described in the reports and statements filed by the Company with the Securities and Exchange Commission, including (among others) those listed in the Company's Form 10-KSB.


Contact:
DCAP Group, Inc.
Barry B. Goldstein
(516) 374-7600

Press Contact:
Julie Gross Gelfand
HLD/Blankman Public Relations
(516) 536-6811
jgelfand@hldblankman.com

                    1158 Broadway * Hewlett, New York * 11557
                     Phone: 516-374-7600 * Fax: 516-295-7216